Exhibit 10.14

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT (the “Amendment”), dated February 3, 2014, is entered into by and between SCHUFF INTERNATIONAL, INC., a Delaware corporation, and the other Persons listed in Schedule 1.1 of the Credit Agreement, as hereafter defined (collectively, jointly and severally the “Borrower”), and WELLS FARGO CREDIT, INC., a Minnesota corporation (“Lender”).

RECITALS

The Borrower and the Lender are parties to a Second Amended and Restated Credit and Security Agreement dated August 14, 2013 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Credit Agreement Amendment. The Credit Agreement is hereby amended as follows:

(a) Section 6.2(d) of the Credit Agreement is hereby deleted and replaced as follows:

(d) Capital Expenditures. The Borrower shall not in any fiscal year incur unfinanced Capital Expenditures in excess of (i) $8,000,000.00 during the Borrower’s 2013 fiscal year, (ii) $12,000,000.00 in the aggregate during the Borrower’s 2014 fiscal year, and (iii) $5,000,000.00 in the aggregate in any fiscal year thereafter.

(b) Exhibit B of the Credit Agreement is hereby deleted and replaced with Exhibit B attached hereto.

2. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

3. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws or articles of organization and operating agreement, as applicable, of the Borrower, which were certified and delivered to the Lender pursuant to a previous Certificate of Authority of the Borrower’s secretary or assistant secretary continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to a previous Certificate of Authority of the Borrower’s secretary or assistant secretary, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

(b) The Deed of Trust and Assignment of Rents and Leases in the form attached hereto as Exhibit 1, duly executed and acknowledged by Guarantor.

(c) Such other matters as the Lender may reasonably require.

4. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor.

(b) The Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(c) The execution, delivery and performance by the Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(d) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

5. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

6. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

7. Release. The Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or each Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

8. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all title insurance premiums and all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, subject to the terms of this Amendment, in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

9. Release of Guarantor. Lender hereby releases the Guarantor from all of its obligations under the Limited Recourse Guaranty, dated as of February 15, 2012, executed by the Guarantor in favor of Lender (the “Guaranty”). Borrower hereby consents to said release. This release shall be effective only as to the Guaranty. Nothing herein shall in any be construed as entitling the Borrower or any other Guarantor to any other or further release in any similar or other circumstances.

10. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[EXECUTION PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

For Each Person Comprising the Borrower c/o Schuff International, Inc. 1841 W. Buchanan Street Phoenix, Arizona 85007 Telecopier: (602) 452-4465 Attention: Michael R. Hill e-mail: mike.hill@schuff.com	SCHUFF INTERNATIONAL, INC., a Delaware corporation
By
Michael R. Hill
	Its:	Vice President and Chief Financial Officer
SCHUFF STEEL COMPANY, a Delaware corporation
By:
Michael R. Hill
	Its:	Vice President and Chief Financial Officer

SCHUFF STEEL – ATLANTIC, LLC., a Florida limited liability company

	By:		Schuff Steel Company, a Delaware corporation
Its Managing Member

By:
Michael R. Hill
			Its:	Vice President and Chief Financial Officer

QUINCY JOIST COMPANY, a Delaware corporation

By:
Michael R. Hill
		Its:	Vice President

SCHUFF STEEL – GULF COAST, INC., a Delaware corporation

By:
Michael R. Hill
		Its:	Vice President

ON-TIME STEEL MANAGEMENT HOLDING, INC., a Delaware corporation

By:
Michael R. Hill
	Its:	Vice President

SCHUFF HOLDING CO., a Delaware corporation

By
Name:	Michael R. Hill
Title:	Chairman and President

ADDISON STRUCTURAL SERVICES, INC., a Florida corporation

By
Name:	Michael R. Hill
Title:	Chairman and President

SCHUFF STEEL MANAGEMENT COMPANY- SOUTHEAST L.L.C., a Delaware limited liability company

By
Name:	Michael R. Hill
Title:	Manager

SCHUFF STEEL MANAGEMENT COMPANY- SOUTHWEST, INC., a Delaware corporation

By:
Michael R. Hill
	Its:	Vice President

SCHUFF STEEL MANAGEMENT COMPANY- COLORADO, L.L.C., a Delaware limited liability company

By:
Michael R. Hill, Manager

SCHUFF PREMIER SERVICES LLC, a Delaware limited liability company

By:
Michael R. Hill
Its:	Manager

WELLS FARGO CREDIT, INC.

By

Its Authorized Signatory

6

WELLS FARGO CREDIT, INC.

By

Its Authorized Signatory

Exhibit B to Credit and Security Agreement

COMPLIANCE CERTIFICATE

To:
Wells Fargo Credit, Inc.

Date:	, 2014

Subject:
Financial Statements

In accordance with our Second Amended and Restated Credit and Security Agreement dated August 14, 2013, as amended from time to time (the “Credit Agreement”), attached are the financial statements of Schuff International, Inc. and its Subsidiaries as of and for             , 20     (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.

I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower’s financial condition as of the date thereof.

Events of Default. (Check one):

☐	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

☐	The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrower acknowledges that pursuant to Section 2.8(b) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period to be effective as of any date permitted under the Agreement.

Financial Covenants. I further certify to the Lender as follows: (Check one):

☐	The Reporting Date marks the end of one of the Borrower’s fiscal months, but not the end of a fiscal quarter or fiscal year; hence I am completing all items below except items and .

☐	The Reporting Date marks the end of one of the Borrower’s fiscal quarters but not the end of a fiscal year, hence I am completing all items below except items and .

☐	The Reporting Date marks the end of the Borrower’s fiscal year, hence I am completing all paragraphs below all items below.

I further certify to the Lender as follows:

1. Section 6.2(a) – Fixed Charge Coverage Ratio.

Quarter Ending	Minimum Required Fixed Charge Coverage Ratio	Actual
December 31, 2012	1.20 to 1
March 31, 2013	1.20 to 1
June 30, 2013	1.20 to 1
September 30, 2013	1.20 to 1
December 31, 2013	1.20 to 1

2. Section 6.2(b) Total Debt to EBITDA

Quarter Ending	Minimum Required Ratio	Actual
December 31, 2012	3.0 to 1
March 31, 2013	3.0 to 1
June 30, 2013	3.0 to 1
September 30, 2013	2.75 to 1
December 31, 2013	2.75 to 1

3. Section 6.2(c) Free Cash Flow

Year	Requirement =	Actual
Each Fiscal Year from and after 2013	30% of Free Cash Flow

4. Section 6.2(d)

Year	Maximum Permitted Unfinanced Capital Expenditures	Actual
2013	$8,000,000.00
2014	$12,000,000.00
Each Fiscal Year thereafter	$5,000,000.00

5. Section 6.2(e)

Month	Maximum Permitted Net Loss	Actual
Any single month	$600,000.00
Any two consecutive months	$1,000,000.00

6. Distributions. As of the Reporting Date, the Borrower not in compliance with Section 6.7 of the Credit Agreement concerning dividends distributions, purchases, retirements and redemptions.

7. Salaries. As of the Reporting Date, the Borrower not in compliance with Section 6.8 of the Credit Agreement concerning salaries and other compensation.

8. Transactions With Affiliates. As of the Reporting Date, the Borrower not in compliance with Section 6.27 of the Credit Agreement concerning transactions with Affiliates.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

Chief Financial Officer of Schuff International, Inc. and authorized agent of the other Persons comprising the Borrower

EXHIBIT 1

Recording Requested By,

And After Recording, Return To:

Thomas E. Halter

Gust Rosenfeld P.L.C.

One East Washington, Suite 1600

Phoenix, AZ 85004-2553

(Property formerly owned by 19th Ave. & Buchanan)

DEED OF TRUST

AND ASSIGNMENT OF RENTS AND LEASES

THIS DEED OF TRUST AND ASSIGNMENT (this “Deed of Trust”) is executed as of                                         , by SCHUFF STEEL COMPANY, a Delaware corporation (“Trustor”), to WELLS FARGO FINANCIAL NATIONAL BANK (“Trustee”), for the benefit of WELLS FARGO CREDIT, INC., a Minnesota corporation (“Beneficiary”). The mailing addresses of Trustor, Trustee and Beneficiary are the addresses for those parties set forth or referred to in the Section hereof entitled Notices.

ARTICLE I. GRANT IN TRUST

1.1 Grant. For the purposes and upon the terms and conditions in this Deed of Trust, Trustor irrevocably grants, conveys and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, Trustor’s interest in: (a) all real property located in Maricopa County, Arizona, and described on Exhibit A attached hereto; (b) all easements, rights-of-way and rights used in connection with or as a means of access to any portion of said real property; (c) all tenements, hereditaments and appurtenances thereof and thereto; (d) all right, title and interest of Trustor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining said real property, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with said real property; (e) all buildings, improvements and landscaping now or hereafter erected or located on said real property; (f) all development rights, governmental or quasi-governmental licenses, permits or approvals, zoning rights and other similar rights or interests which relate to the development, use or operation of, or that benefit or are appurtenant to, said real property; (g) all mineral rights, oil and gas rights, air rights, water or water rights, including without limitation, all wells, canals, ditches and reservoirs of any nature and all rights thereto, appurtenant to or associated with said real property, whether decreed or undecreed, tributary or non-tributary, surface or underground, appropriated or unappropriated, and all shares of stock in any water, canal, ditch or reservoir company, and all well permits, water service contracts, drainage rights and other evidences of any such rights; and (h) all interest or estate which Trustor now has or may hereafter acquire in said real property and all additions and accretions thereto, and all awards or payments made for the taking of all or any portion of said real property by eminent domain or any proceeding or purchase in lieu thereof, or any damage to any portion of said real property (collectively, the “Subject Property”). The listing of specific rights or property shall not be interpreted as a limitation of general terms.

1.2 Address. The address of the Subject Property is: 420 S. 19th Avenue., Phoenix, Arizona. Neither the failure to designate an address nor any inaccuracy in the address designated shall affect the validity or priority of the lien of this Deed of Trust on the Subject Property as described on Exhibit A. In the event of any conflict between the provisions of Exhibit A and said address, Exhibit A shall control.

ARTICLE II. OBLIGATIONS SECURED

2.1 Obligations Secured. Trustor makes this grant and assignment for the purpose of securing the following obligations (each, a “Secured Obligation” and collectively, the “Secured Obligations”):

(a) Payment of the sum of Sixty Million Dollars ($60,000,000.00) according to the terms of (i) that Third Replacement Revolving Promissory Note in the original principal amount of $50,000,000.00, and (ii) that Term Note in the original principal amount of $10,000,000.00, each made by the other persons or entities listed on Schedule “B” attached hereto and by this reference made a part hereof (hereinafter such persons individually and collectively called “Borrower”), payable to the order of Beneficiary, evidencing lines of credit, all or parts of which may be advanced to Borrower, repaid by Borrower and readvanced to Borrower, from time to time, subject to the terms and conditions thereof and/or of that Amended and Restated Credit and Security Agreement dated December 18, 2008, as amended from time to time and as amended and restated from time to time, by and between Borrower and Beneficiary (hereinafter called the “Loan Agreement”), with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys’ fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter collectively, the “Note”). The instruments detailed above bear interest at a variable rate in accordance with the terms and provisions thereof which are by this reference incorporated herein; and

(b) payment and performance of all obligations of Trustor under this Deed of Trust, together with all advances, payments or other expenditures made by Beneficiary or Trustee as or for the payment or performance of any such obligations of Trustor; and

(c) payment and performance of all obligations, if any, and the contracts under which they arise, which any rider attached to and recorded with this Deed of Trust recites are secured hereby; and

(d) payment to Beneficiary of all liability, whether liquidated or unliquidated, defined, contingent, conditional or of any other nature whatsoever, and performance of all other obligations, arising under any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement howsoever described or defined) at any time entered into with Beneficiary in connection with any Secured Obligation; and

(e) payment and performance of all future advances and other obligations that the then record owner of the Subject Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when any such advance or other obligation is evidenced by a writing which recites that it is secured by this Deed of Trust; and

(f) all modifications, extensions and renewals of any of the Secured Obligations (including without limitation, (i) modifications, extensions or renewals at a different rate of interest, or (ii) deferrals or accelerations of the required principal payment dates or interest payment dates or both, in whole or in part), however evidenced, whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes.

2.2 Obligations. The term “obligations” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, joint or several, including without limitation, all principal, interest, charges, including prepayment charges and late charges, and loan fees at any time accruing or assessed on any Secured Obligation.

2.3 Incorporation. All terms of the Secured Obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Subject Property are hereby deemed to have notice of the terms of the Secured Obligations and to have notice, if provided therein, that: (a) the Note or any other Secured Obligation may permit borrowing, repayment and reborrowing; and (b) the rate of interest on one or more of the Secured Obligations may vary from time to time.

ARTICLE III. ASSIGNMENT OF RENTS

3.1 Assignment. For the purposes and upon the terms and conditions set forth herein, Trustor irrevocably assigns to Beneficiary all of Trustor’s right, title and interest in, to and under all leases, licenses, rental agreements and other agreements of any kind relating to the use or occupancy of any of the Subject Property, whether existing as of the date hereof or at any time hereafter entered into, together with all guarantees of and security for any tenant’s or lessee’s performance thereunder, and all amendments, extensions, renewals and modifications thereto (each, a “Lease” and collectively, the “Leases”), together with any and all other rents, issues and profits of the Subject Property (collectively, “Rents”). This assignment shall not impose upon Beneficiary any duty to produce Rents from the Subject Property, nor cause Beneficiary to be: (a) a “mortgagee in possession” for any purpose; (b) responsible for performing any of the obligations of the lessor or landlord under any Lease; or (c) responsible for any waste committed by any person or entity at any time in possession of the Subject Property or any part thereof, or for any dangerous or defective condition of the Subject Property, or for any negligence in the management, upkeep, repair or control of the Subject Property. This is an absolute assignment, not an assignment for security only, and Beneficiary’s right to Rents is not contingent upon and may be exercised without taking possession of the Subject Property. Trustor agrees to execute and deliver to Beneficiary, within five (5) days of Beneficiary’s written request, such additional documents as Beneficiary or Trustee may reasonably request to further evidence the assignment to Beneficiary of any and all Leases and Rents. Beneficiary or Trustee, at Beneficiary’s option and without notice, may notify any lessee or tenant of this assignment of the Leases and Rents.

3.2 Protection of Security. To protect the security of this assignment, Trustor agrees:

(a) At Trustor’s sole cost and expense: (i) to perform each obligation to be performed by the lessor or landlord under each Lease and to enforce or secure the performance of each obligation to be performed by the lessee or tenant under each Lease; (ii) not to modify any Lease in any material respect, nor accept surrender under or terminate the term of any Lease; (iii) not to anticipate the Rents under any Lease; and (iv) not to waive or release any lessee or tenant of or from any Lease obligations. Trustor assigns to Beneficiary all of Trustor’s right and power to modify the terms of any Lease, to accept a surrender under or terminate the term of or anticipate the Rents under any Lease, and to waive or release any lessee or tenant of or from any Lease obligations, and any attempt on the part of Trustor to exercise any such rights or powers without Beneficiary’s prior written consent shall be a breach of the terms hereof.

(b) At Trustor’s sole cost and expense, to defend any action in any manner connected with any Lease or the obligations thereunder, and to pay all costs of Beneficiary or Trustee, including reasonable attorneys’ fees, in any such action in which Beneficiary or Trustee may appear.

(c) That, should Trustor fail to do any act required to be done by Trustor under a Lease, then Beneficiary or Trustee, but without obligation to do so and without notice to Trustor and without releasing Trustor from any obligation hereunder, may make or do the same in such manner and to such extent as Beneficiary or Trustee deems necessary to protect the security hereof, and, in exercising such powers, Beneficiary or Trustee may employ attorneys and other agents, and Trustor shall pay necessary costs and reasonable attorneys’ fees incurred by Beneficiary or Trustee, or their agents, in the exercise of the powers granted herein. Trustor shall give prompt notice to Beneficiary of any default by any lessee or tenant under any Lease, and of any notice of default on the part of Trustor under any Lease received from a lessee or tenant thereunder, together with an accurate and complete copy thereof.

(d) To pay to Beneficiary immediately upon demand all sums expended under the authority hereof, including reasonable attorneys’ fees, together with interest thereon at the highest rate per annum payable under any Secured Obligation, and the same, at Beneficiary’s option, may be added to any Secured Obligation and shall be secured hereby.

3.3 License. Beneficiary confers upon Trustor a license (“License”) to collect and retain the Rents as, but not before, they come due and payable, until the occurrence of any Default. Upon the occurrence of any Default, the License shall be automatically revoked, and Beneficiary or Trustee may, at Beneficiary’s option and without notice, either in person or by agent, with or without bringing any action, or by a receiver to be appointed by a court: (a) enter, take possession of, manage and operate the Subject Property or any part thereof; (b) make, cancel, enforce or modify any Lease; (c) obtain and evict tenants, fix or modify Rents, and do any acts which Beneficiary or Trustee deems proper to protect the security hereof; and (d) either with or without taking possession of the Subject Property, in its own name, sue for or otherwise collect and receive all Rents, including those past due and unpaid, and apply the same in accordance with the provisions of this Deed of Trust. The entering and taking possession of the Subject Property, the collection of Rents and the application thereof as aforesaid, shall not cure or waive any Default, nor waive, modify or affect any notice of default hereunder, nor invalidate any act done pursuant to any such notice. The License shall not grant to Beneficiary or Trustee the right to possession, except as provided in this Deed of Trust.

ARTICLE IV. RIGHTS AND DUTIES OF THE PARTIES

4.1 Title. Trustor warrants that, except as disclosed to Beneficiary prior to the date hereof in a writing which refers to this warranty, Trustor lawfully possesses and holds fee simple title to, or if permitted by Beneficiary in writing a leasehold interest in, the Subject Property without limitation on the right to encumber, as herein provided, and that this Deed of Trust is a valid lien on the Subject Property and all of Trustor’s interest therein.

4.2 Taxes and Assessments. Subject to the right, if any, of Trustor to contest payment of the following pursuant to any other agreement between Trustor and Beneficiary, Trustor shall pay prior to delinquency all taxes, assessments, levies and charges imposed: (a) by any public or quasi-public authority or utility company which are or which may become a lien upon or cause a loss in value of the Subject Property or any interest therein; or (b) by any public authority upon Beneficiary by reason of its interest in any Secured Obligation or in the Subject Property, or by reason of any payment made to Beneficiary pursuant to any Secured Obligation; provided however, that Trustor shall have no obligation to pay any income taxes of Beneficiary. Promptly upon request by Beneficiary, Trustor shall furnish to Beneficiary satisfactory evidence of the payment of all of the foregoing. Beneficiary is hereby authorized to request and receive from the responsible governmental and non-governmental personnel written statements with respect to the accrual and payment of any of the foregoing.

4.3 Performance of Secured Obligations. Trustor shall promptly pay and perform each Secured Obligation when due.

4.4 Liens, Encumbrances and Charges. Trustor shall immediately discharge any lien on the Subject Property not approved by Beneficiary in writing. Except as otherwise provided in any Secured Obligation or other agreement with Beneficiary, Trustor shall pay when due all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber the Subject Property, whether senior or subordinate hereto, including without limitation, any mechanics’ liens.

4.5 Insurance. Trustor shall insure the Subject Property against loss or damage by fire and such other risks as Beneficiary shall from time to time require. Trustor shall carry public liability insurance, flood insurance as required by applicable law and such other insurance as Beneficiary may reasonably require, including without limitation, business interruption insurance or loss of rental value insurance. Trustor shall maintain all required insurance at Trustor’s expense, under policies issued by companies and in form and substance satisfactory to Beneficiary. Neither Beneficiary nor Trustee, by reason of accepting, rejecting, approving or obtaining insurance, shall incur any liability for: (a) the existence, nonexistence, form or legal sufficiency thereof; (b) the solvency of any insurer; or (c) the payment of losses. All policies and certificates of insurance shall name Beneficiary as loss payee, and shall provide that the insurance cannot be terminated as to Beneficiary except upon a minimum of ten (10) days’ prior written notice to Beneficiary. Immediately upon any request by Beneficiary, Trustor shall deliver to Beneficiary the original of all such policies or certificates, with receipts evidencing annual prepayment of the premiums.

4.6 Tax and Insurance Impounds. Upon the occurrence of an Event of Default, and at Beneficiary’s option and upon its demand, Trustor shall, until all Secured Obligations have been paid in full, pay to Beneficiary monthly, annually or as otherwise directed by Beneficiary an amount estimated by Beneficiary to be equal to: (a) all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or may become a lien upon the Subject Property and will become due for the tax year during which such payment is so directed; and (b) premiums for fire, other hazard and mortgage insurance next due. If Beneficiary determines that amounts paid by Trustor are insufficient for the payment in full of such taxes, assessments, levies and/or insurance premiums, Beneficiary shall notify Trustor of the increased amount required for the payment thereof when due, and Trustor shall pay to Beneficiary such additional amount within thirty (30) days after notice from Beneficiary. All amounts so paid shall not bear interest, except to the extent and in the amount required by law. So long as there is no Default, Beneficiary shall apply said amounts to the payment of, or at Beneficiary’s sole option release said funds to Trustor for application to and payment of, such taxes, assessments, levies, charges and insurance premiums. If a Default exists, Beneficiary at its sole option may apply all or any part of said amounts to any Secured Obligation and/or to cure such Default, in which event Trustor shall be required to restore all amounts so applied, as well as to cure any Default not cured by such application. Trustor hereby grants and transfers to Beneficiary a security interest in all amounts so paid and held in Beneficiary’s possession, and all proceeds thereof, to secure the payment and performance of each Secured Obligation. Upon assignment of this Deed of Trust, Beneficiary shall have the right to assign all amounts collected and in its possession to its assignee, whereupon Beneficiary and Trustee shall be released from all liability with respect thereto. The existence of said impounds shall not limit Beneficiary’s rights under any other provision of this Deed of Trust or any other agreement, statute or rule of law. Within ninety-five (95) days following full repayment of all Secured Obligations (other than as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing any Secured Obligation), or at such earlier time as Beneficiary in its discretion may elect, the balance of all amounts collected and in Beneficiary’s possession shall be paid to Trustor, and no other party shall have any right of claim thereto.

4.7 Damages; Insurance and Condemnation Proceeds.

(a) (i) All awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation (or transfer in lieu thereof) for public or private use affecting the Subject Property; (ii) all other claims and awards for damages to or decrease in value of the Subject Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to the Subject Property; and (iv) all interest which may accrue on any of the foregoing, are all absolutely and irrevocably assigned to and shall be paid to Beneficiary. At the absolute discretion of Beneficiary, whether or not its security is or may be impaired, but subject to applicable law if any, and without regard to any requirement contained in any other Section hereof, Beneficiary may apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any such claim and apply the balance to the Secured Obligations in any order, and release all or any part of the proceeds to Trustor upon any conditions Beneficiary may impose. Beneficiary may commence, appear in, defend or prosecute any assigned claim or action, and may adjust, compromise, settle and collect all claims and awards assigned to Beneficiary; provided however, that in no event shall Beneficiary be responsible for any failure to collect any claim or award, regardless of the cause of the failure.

(b) At its sole option, Beneficiary may permit insurance or condemnation proceeds held by Beneficiary to be used for repair or restoration but may impose any conditions on such use as Beneficiary deems necessary.

4.8 Maintenance and Preservation of Subject Property. Subject to the provisions of any Secured Obligation, Trustor covenants:

(a) to keep the Subject Property in good condition and repair;

(b) except with Beneficiary’s prior written consent, not to remove or demolish the Subject Property, nor alter, restore or add to the Subject Property, nor initiate or acquiesce in any change in any zoning or other land classification which affects the Subject Property;

(c) to restore promptly and in good workmanlike manner any portion of the Subject Property which may be damaged or destroyed, unless Beneficiary requires that all of the insurance proceeds be used to reduce the Secured Obligations as provided in the Section hereof entitled Damages; Insurance and Condemnation Proceeds;

(d) to comply with and not to suffer violation of any or all of the following which govern acts or conditions on, or otherwise affect the Subject Property: (i) laws, ordinances, regulations, standards and judicial and administrative rules and orders; (ii) covenants, conditions, restrictions and equitable servitudes, whether public or private; and (iii) requirements of insurance companies and any bureau or agency which establishes standards of insurability;

(e) not to commit or permit waste of the Subject Property; and

(f) to do all other acts which from the character or use of the Subject Property may be reasonably necessary to maintain and preserve its value.

4.9 Hazardous Substances: Environmental Provisions. Trustor represents and warrants to Beneficiary as follows:

(a) Except as disclosed to Beneficiary in writing prior to the date hereof, the Subject Property is not and has not been a site for the use, generation, manufacture, storage, treatment, disposal, release or threatened release, transportation or presence of any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws, as defined below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”).

(b) The Subject Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials (collectively, the “Hazardous Materials Laws”), including without limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Federal Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Toxic Substances Control Act and the Occupational Safety and Health Act, as any of the same may be amended, modified or supplemented from time to time, and any other applicable federal, state or local environmental laws, and any rules or regulations adopted pursuant to any of the foregoing.

(c) There are no claims or actions pending or threatened against Trustor or the Subject Property by any governmental entity or agency, or any other person or entity, relating to any Hazardous Materials or pursuant to any Hazardous Materials Laws.

(d) Trustor hereby agrees to defend, indemnify and hold harmless Beneficiary, its directors, officers, employees, agents, successors and assigns, from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including without limitation, attorneys’ fees and expenses) which Beneficiary may incur as a direct or indirect consequence of the use, generation, manufacture, storage, treatment, disposal, release or threatened release, transportation or presence of Hazardous Materials in, on, under or about the Subject Property. Trustor shall pay to Beneficiary immediately upon demand any amounts owing under this indemnity, together with interest from the date of demand until paid in full at the highest rate of interest applicable to any Secured Obligation. TRUSTOR’S DUTY AND OBLIGATION TO DEFEND, INDEMNIFY AND HOLD HARMLESS BENEFICIARY SHALL SURVIVE THE CANCELLATION OF THE SECURED OBLIGATIONS AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THIS DEED OF TRUST.

(e) Trustor shall immediately advise Beneficiary in writing upon Trustor’s discovery of any occurrence or condition on the Subject Property or on any real property adjoining or in the vicinity of the Subject Property that does or could cause all or any part of the Subject Property to be contaminated with any Hazardous Materials or otherwise be in violation of any Hazardous Materials Laws, or cause the Subject Property to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Materials Laws.

4.10 Protection of Security. Trustor shall, at Trustor’s sole expense: (a) protect, preserve and defend the Subject Property and Trustor’s title and right to possession of the Subject Property against all adverse claims; (b) if Trustor’s interest in the Subject Property is a leasehold interest or estate, pay and perform in a timely manner all obligations to be paid and/or performed by the lessee or tenant under the lease or other agreement creating such leasehold interest or estate; and (c) protect, preserve and defend the security of this Deed of Trust and the rights and powers of Beneficiary and Trustee under this Deed of Trust against all adverse claims. Trustor shall give Beneficiary and Trustee prompt notice in writing of the assertion of any claim, the filing of any action or proceeding, or the occurrence of any damage, condemnation offer or other action relating to or affecting the Subject Property and, if Trustor’s interest in the Subject Property is a leasehold interest or estate, of any notice of default or demand for performance under the lease or other agreement pursuant to which such leasehold interest or estate was created or exists.

4.11 Acceptance of Trust; Powers and Duties of Trustee. Trustee accepts this trust when this Deed of Trust is executed. From time to time, upon written request of Beneficiary and, to the extent required by applicable law, presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or performance of any of the Secured Obligations, Beneficiary, or Trustee at Beneficiary’s direction, may, without obligation to do so or liability therefor and without notice: (a) reconvey all or any part of the Subject Property from the lien of this Deed of Trust; (b) consent to the making of any map or plat of the Subject Property; and (c) join in any grant of easement or declaration of covenants and restrictions with respect to the Subject Property, or any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust. Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts and the enforcement of its rights and remedies available under this Deed of Trust, and may obtain orders or decrees directing, confirming or approving acts in the execution of said trusts and the enforcement of said rights and remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding (including, but not limited to, actions in which Trustor, Beneficiary or Trustee shall be a party) unless held or commenced and maintained by Trustee under this Deed of Trust. Trustee shall not be obligated to perform any act required of it under this Deed of Trust unless the performance of the act is requested in writing and Trustee is reasonably indemnified against all losses, costs, liabilities and expenses in connection therewith.

4.12 Compensation; Exculpation; Indemnification.

(a) Trustor shall pay all Trustee’s fees and reimburse Trustee for all expenses in the administration of this trust, including reasonable attorneys’ fees. Trustor shall pay Beneficiary reasonable compensation for services rendered concerning this Deed of Trust, including without limitation, the providing of any statement of amounts owing under any Secured Obligation. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (i) the exercise of any rights, remedies or powers granted to Beneficiary in this Deed of Trust; (ii) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Trustor under this Deed of Trust or any Lease or other agreement related to the Subject Property; or (iii) any loss sustained by Trustor or any third party as a result of Beneficiary’s failure to lease the Subject Property after any Default or from any other act or omission of Beneficiary in managing the Subject Property after any Default unless such loss is caused by the willful misconduct or gross negligence of Beneficiary; and no such liability shall be asserted or enforced against Beneficiary, and all such liability is hereby expressly waived and released by Trustor.

(b) Trustor shall indemnify Trustee and Beneficiary against, and hold them harmless from, any and all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys’ fees and other legal expenses, costs of evidence of title, costs of evidence of value, and other expenses which either may suffer or incur: (i) by reason of this Deed of Trust; (ii) by reason of the execution of this trust or the performance of any act required or permitted hereunder or by law; (iii) as a result of any failure of Trustor to perform Trustor’s obligations; or (iv) by reason of any alleged obligation or undertaking of Beneficiary to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Subject Property, including without limitation, the payment of any taxes, assessments, rents or other lease obligations, liens, encumbrances or other obligations of Trustor under this Deed of Trust. Trustor’s duty to indemnify Trustee and Beneficiary shall survive the payment, discharge or cancellation of the Secured Obligations and the release or reconveyance, in whole or in part, of this Deed of Trust.

(c) Trustor shall pay all indebtedness arising under this Section immediately upon demand by Trustee or Beneficiary, together with interest thereon from the date such indebtedness arises at the highest rate per annum payable under any Secured Obligation. Beneficiary may, at its option, add any such indebtedness to any Secured Obligation.

4.13 Substitution of Trustees. From time to time, by a writing signed and acknowledged by Beneficiary and recorded in each Office in which this Deed of Trust is recorded, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth any information required by law, and Beneficiary shall give such additional notice as may be required by law. Such instrument of substitution and the compliance with any other requirements of applicable law shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named Trustee herein.

4.14 Due on Sale or Encumbrance. Except as permitted by the provisions of any Secured Obligation or applicable law, if the Subject Property or any interest therein shall be sold, transferred (including without limitation, where applicable, through sale or transfer of a majority or controlling interest of the corporate stock, or any general partnership, limited liability company or other similar interests, of Trustor), mortgaged, assigned, encumbered or leased, whether voluntarily, involuntarily or by operation of law (each of which actions and events is called a “Transfer”), without Beneficiary’s prior written consent, THEN Beneficiary may, at its sole option, declare all Secured Obligations immediately due and payable in full. Trustor shall notify Beneficiary in writing of each Transfer within ten (10) business days of the date thereof.

4.15 Releases, Extensions, Modifications and Additional Security. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Subject Property or in any manner obligated under any Secured Obligation (each, an “Interested Party”), Beneficiary may, from time to time, release any Interested Party from liability for the payment of any Secured Obligation, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligation, accept additional security, and enforce, waive, subordinate or release all or a portion of the Subject Property or any other security for any Secured Obligation. None of the foregoing actions shall release or reduce the personal liability of any Interested Party, nor release or impair the priority of the lien of this Deed of Trust upon the Subject Property.

4.16 Reconveyance. Upon Beneficiary’s written request, and solely to the extent required by applicable law upon surrender of this Deed of Trust and every note or other instrument setting forth any Secured Obligations to Trustee for cancellation, Trustee shall reconvey, without warranty, the Subject Property, or that portion thereof then covered hereby, from the lien of this Deed of Trust. The recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the reconveyance may describe the grantee as “the person or persons legally entitled thereto.” Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. When the Subject Property has been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future Rents to the person or persons legally entitled thereto. Upon Beneficiary’s demand, Trustor shall pay all costs and expenses incurred by Beneficiary in connection with any reconveyance.

4.17 Subrogation. Beneficiary shall be subrogated to the lien of all encumbrances, whether or not released of record, paid in whole or in part by Beneficiary pursuant to this Deed of Trust or by the proceeds of any Secured Obligation.

4.18 Trustor Different From Obligor (“Third Party Trustor”). As used in this Section, the term “Obligor” shall mean each person or entity obligated in any manner under any of the Secured Obligations; and the term “Third Party Trustor” shall mean (1) each person or entity included in the definition of Trustor herein and which is not an Obligor under all of the Secured Obligations, and (2) each person or entity included in the definition of Trustor herein if any Obligor is not included in said definition.

(a) Representations and Warranties. Each Third Party Trustor represents and warrants to Beneficiary that: (i) this Deed of Trust is executed at an Obligor’s request; (ii) this Deed of Trust complies with all agreements between each Third Party Trustor and any Obligor regarding such Third Party Trustor’s execution hereof; (iii) Beneficiary has made no representation to any Third Party Trustor as to the creditworthiness of any Obligor; and (iv) each Third Party Trustor has established adequate means of obtaining from each Obligor on a continuing basis financial and other information pertaining to such Obligor’s financial condition. Each Third Party Trustor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect such Third Party Trustor’s risks hereunder. Each Third Party Trustor further agrees that Beneficiary shall have no obligation to disclose to any Third Party Trustor any information or material about any Obligor which is acquired by Beneficiary in any manner. The liability of each Third Party Trustor hereunder shall be reinstated and revived, and the rights of Beneficiary shall continue if and to the extent that for any reason any amount at any time paid on account of any Secured Obligation is rescinded or must otherwise be restored by Beneficiary, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Beneficiary in its sole discretion; provided however, that if Beneficiary chooses to contest any such matter at the request of any Third Party Trustor, each Third Party Trustor agrees to indemnify and hold Beneficiary harmless from and against all costs and expenses, including reasonable attorneys’ fees, expended or incurred by Beneficiary in connection therewith, including without limitation, in any litigation with respect thereto.

(b) Waivers.

(i) Each Third Party Trustor waives any right to require Beneficiary to: (A) proceed against any Obligor or any other person; (B) marshal assets or proceed against or exhaust any security held from any Obligor or any other person; (C) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from any Obligor or any other person; (D) take any other action or pursue any other remedy in Beneficiary’s power; or (E) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Beneficiary as security for or which constitute in whole or in part the Secured Obligations, or in connection with the creation of new or additional obligations.

(ii) Each Third Party Trustor waives any defense to its obligations hereunder based upon or arising by reason of: (A) any disability or other defense of any Obligor or any other person; (B) the cessation or limitation from any cause whatsoever, other than payment in full, of any Secured Obligation; (C) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of any Obligor which is a corporation, partnership or other type of entity, or any defect in the formation of any such Obligor; (D) the application by any Obligor of the proceeds of any Secured Obligation for purposes other than the purposes represented by any Obligor to, or intended or understood by, Beneficiary or any Third Party Trustor; (E) any act or omission by Beneficiary which directly or indirectly results in or aids the discharge of any Obligor or any portion of any Secured Obligation by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Beneficiary against any Obligor; (F) any impairment of the value of any interest in any security for the Secured Obligations or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (G) any modification of any Secured Obligation, in any form whatsoever, including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, any Secured Obligation or any portion thereof, including increase or decrease of the rate of interest thereon; or (H) any requirement that Beneficiary give any notice of acceptance of this Deed of Trust. Until all Secured Obligations shall have been paid in full, no Third Party Trustor shall have any right of subrogation, and each Third Party Trustor waives any right to enforce any remedy which Beneficiary now has or may hereafter have against any Obligor or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Beneficiary. Each Third Party Trustor further waives all rights and defenses it may have arising out of: (1) any election of remedies by Beneficiary, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Secured Obligations, destroys such Third Party Trustor’s rights of subrogation or such Third Party Trustor’s rights to proceed against any Obligor for reimbursement; or (2) any loss of rights any Third Party Trustor may suffer by reason of any rights, powers or remedies of any Obligor in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging any Obligor’s obligations, whether by operation of law or otherwise, including any rights any Third Party Trustor may have to a fair market value hearing to determine the size of a deficiency following any trustee’s foreclosure sale or other disposition of any security for any portion of the Secured Obligations, and each Third Party Trustor waives the benefits of A.R.S. §§12-1566, 12-1641 et seq., 33-814, 44-142 and Rule 17(F) of the Arizona Rules of Civil Procedure.

(iii) If any of said waivers is determined to be contrary to any applicable law or public policy, such waiver shall be effective to the extent permitted by applicable law or public policy.

4.19 Community Facilities District. Without Beneficiary’s prior written consent, Trustor shall not consent to or vote in favor of the inclusion of all or any part of the Subject Property in any Community Facilities District formed pursuant to the Community Facilities District Act, A.R.S. §48-701, et seq., as amended from time to time. Trustor shall immediately give notice to Beneficiary of any notification or advice that Trustor may receive from any municipality or other third party of any intent or proposal to include all or any part of the Subject Property in a Community Facilities District. Beneficiary shall have the right to file a written objection to the inclusion of all or any part of the Subject Property in a Community Facilities District, either in its own name or in the name of Trustor, and to appear at and participate in any hearing with regard to the formation of any such Community Facilities District.

ARTICLE V. DEFAULT PROVISIONS

5.1 Default. The occurrence of any of the following shall constitute a “Default” under this Deed of Trust: (a) Trustor shall fail to observe or perform any obligation or agreement contained herein; (b) any representation or warranty of Trustor herein shall prove to be incorrect, false or misleading in any material respect when made; or (c) the maker of the Note has terminated the credit facility referenced in the Loan Agreement as the same may be amended or replaced from time to time; or (d) any default in the payment or performance of any obligation, or any defined event of default, under any provisions of the Note or any other contract, instrument or document executed in connection with, or with respect to, any Secured Obligation.

5.2 Rights and Remedies. Upon the occurrence of any Default, and at any time thereafter, Beneficiary and Trustee shall have all the following rights and remedies:

(a) With or without notice, to declare all Secured Obligations immediately due and payable in full.

(b) With or without notice, without releasing Trustor from any Secured Obligation and without becoming a mortgagee in possession, to cure any Default of Trustor and, in connection therewith: (i) to enter upon the Subject Property and to do such acts and things as Beneficiary or Trustee deems necessary or desirable to protect the security of this Deed of Trust, including without limitation, to appear in and defend any action or proceeding purporting to affect the security of this Deed of Trust or the rights or powers of Beneficiary or Trustee hereunder; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the judgment of either Beneficiary or Trustee, is senior in priority to this Deed of Trust, the judgment of Beneficiary or Trustee being conclusive as between the parties hereto; (iii) to obtain, and to pay any premiums or charges with respect to, any insurance required to be carried hereunder; and (iv) to employ counsel, accountants, contractors and other appropriate persons to assist them.

(c) To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this Deed of Trust as a mortgage or to obtain specific enforcement of the covenants of Trustor under this Deed of Trust, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy. For the purposes of any suit brought under this subsection, Trustor waives the defenses of laches and any applicable statute of limitations

(d) To apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Subject Property as a matter of strict right and without regard to: (i) the adequacy of the security for the repayment of the Secured Obligations; (ii) the existence of a declaration that the Secured Obligations are immediately due and payable; or (iii) the filing of a notice of default; and Trustor consents to such appointment.

(e) To take and possess all documents, books, records, papers and accounts of Trustor or the then owner of the Subject Property; to make or modify Leases of, and other agreements with respect to, the Subject Property upon such terms and conditions as Beneficiary deems proper; and to make repairs, alterations and improvements to the Subject Property deemed necessary, in Trustee’s or Beneficiary’s judgment, to protect or enhance the security hereof.

(f) To give such notice of such Default and of election to cause the Subject Property to be sold as may be required by law or as may be necessary to cause Trustee to exercise the power of sale granted herein. Trustee shall give and record such notice as the law then requires as a condition precedent to a trustee’s sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor, except as otherwise required by law, shall sell the Subject Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as directed by Beneficiary, or by Trustor to the extent required by law, at public auction to the highest bidder for cash, in lawful money of the United States, payable at the time of sale. Except as required by law, neither Trustor nor any other person or entity shall have the right to direct the order in which the Subject Property is sold. Subject to requirements and limits imposed by law, Trustee may postpone any sale of the Subject Property by public announcement at such time and place of sale, and from time to time may postpone such sale by public announcement at the time and place fixed by the preceding postponement. Trustee shall deliver to the purchaser at such sale a deed conveying the Subject Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in said deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Trustor or Beneficiary, may purchase at such sale;

(g) To resort to and realize upon the security hereunder and any other security now or later held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received in accordance with the Section hereof entitled Application of Foreclosure Sale Proceeds, all in such order and manner as Beneficiary shall determine in its sole discretion.

(h) Upon sale of the Subject Property at any judicial or non-judicial foreclosure, Beneficiary may credit bid (as determined by Beneficiary in its sole discretion) all or any portion of the Secured Obligations. In determining such credit bid, Beneficiary may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Subject Property as such appraisals may be discounted or adjusted by Beneficiary in its sole underwriting discretion; (ii) expenses and costs incurred by Beneficiary with respect to the Subject Property prior to foreclosure; (iii) expenses and costs which Beneficiary anticipates will be incurred with respect to the Subject Property after foreclosure, but prior to resale, including without limitation, costs of structural reports and other due diligence, costs to carry the Subject

Property prior to resale, costs of resale (e.g., commissions, attorneys’ fees, and taxes), Hazardous Materials clean-up and monitoring, deferred maintenance, repair, refurbishment and retrofit, and costs of defending or settling litigation affecting the Subject Property; (iv) declining trends in real property values generally and with respect to properties similar to the Subject Property; (v) anticipated discounts upon resale of the Subject Property as a distressed or foreclosed property; (vi) the existence of additional collateral, if any, for the Secured Obligations; and (vii) such other factors or matters that Beneficiary deems appropriate. Trustor acknowledges and agrees that: (A) Beneficiary is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (B) this Section does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the credit bid is made; (C) the amount of Beneficiary’s credit bid need not have any relation to any loan-to-value ratios specified in any agreement between Trustor and Beneficiary or previously discussed by Trustor and Beneficiary; and (D) Beneficiary’s credit bid may be, at Beneficiary’s sole discretion, higher or lower than any appraised value of the Subject Property.

(i) Notwithstanding anything to the contrary contained herein, in any action of proceeding brought under this Deed of Trust of under any other instrument evidencing the Secured Obligations in which a money judgment is sought, the Beneficiary will look solely to the Subject Property and the Subject Property income and any other property which may be transferred, conveyed, pledged, assigned or mortgaged to the Beneficiary as security for this Deed of Trust, and specifically agrees to waive and does hereby waive any right to seek or obtain a deficiency judgment against the Trustor; provided, however, that nothing herein shall limit or impair the enforcement against the Subject Property and other collateral encumbered in this Deed of Trust, or any other instrument now or hereinafter securing this Deed of Trust.

5.3 Application of Foreclosure Sale Proceeds. Except as otherwise may be required by applicable law, after deducting all costs, fees and expenses of Trustee, and of this trust, including costs of evidence of title and attorneys’ fees in connection with a sale, all proceeds of any foreclosure sale shall be applied first, to payment of all Secured Obligations (including without limitation, all sums expended by Beneficiary under the terms hereof and not then repaid, with accrued interest at the highest rate per annum payable under any Secured Obligation), in such order and amounts as Beneficiary in its sole discretion shall determine; and the remainder, if any, to the person or persons legally entitled thereto.

5.4 Application of Other Sums. All Rents or other sums received by Beneficiary or any agent or receiver hereunder, less all costs and expenses incurred by Beneficiary or such agent or receiver, including reasonable attorneys’ fees, shall be applied to payment of the Secured Obligations in such order as Beneficiary shall determine in its sole discretion; provided however, that Beneficiary shall have no liability for funds not actually received by Beneficiary.

5.5 No Cure or Waiver. Neither Beneficiary’s, Trustee’s or any receiver’s entry upon and taking possession of the Subject Property, nor any collection of Rents, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise of any other right or remedy by Beneficiary, Trustee or any receiver shall impair the status of the security of this Deed of Trust, or cure or waive any breach, Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Secured Obligations and any other sums then due hereunder have been paid in full and Trustor has cured all other Defaults), or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option of the Subject Property or a subordination of the lien of this Deed of Trust.

5.6 Costs, Expenses and Attorneys’ Fees. Trustor agrees to pay to Beneficiary immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including court costs and reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Beneficiary’s in-house counsel), expended or incurred by Trustee or Beneficiary pursuant to this Article V, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Beneficiary or any other person) relating to Trustor or in any way affecting any of the Subject Property or Beneficiary’s ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Trustor with interest from the date of demand until paid in full at the highest rate per annum payable under any Secured Obligation.

5.7 Power to File Notices and Cure Defaults. Trustor hereby irrevocably appoints Beneficiary and its successors and assigns as Trustor’s true attorney-in-fact to perform any of the following powers, which agency is coupled with an interest: (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest; and (b) upon the occurrence of any event, act or omission which with the giving of notice or the passage of time, or both, would constitute a Default, to perform any obligation of Trustor hereunder; provided however, that Beneficiary, as such attorney-in-fact, shall only be accountable for such funds as are actually received by Beneficiary, and Beneficiary shall not be liable to Trustor or any other person or entity for any failure to act under this Section.

5.8 Remedies Cumulative; No Waiver. All rights, powers and remedies of Beneficiary and Trustee hereunder are cumulative and are in addition to all rights, powers and remedies provided by law or in any other agreements between Trustor and Beneficiary. No delay, failure or discontinuance of Beneficiary in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy.

ARTICLE VI. MISCELLANEOUS PROVISIONS

6.1 No Merger. No merger shall occur as a result of Beneficiary’s acquiring any other estate in, or any other lien on, the Subject Property unless Beneficiary specifically consents to a merger in writing.

6.2 Execution of Documents. Trustor agrees, upon demand by Beneficiary or Trustee, to execute any and all documents and instruments required to effectuate the provisions hereof.

6.3 Right of Inspection. Beneficiary or its agents or employees may enter onto the Subject Property at any reasonable time for the purpose of inspecting the Subject Property and ascertaining Trustor’s compliance with the terms hereof.

6.4 Notices. All notices, requests and demands which Trustor or Beneficiary is required or may desire to give to the other party must be in writing, delivered to Beneficiary at the following address:

c/o WELLS FARGO BANK, NATIONAL ASSOCIATION

100 West Washington Street, 15th Floor

MAC #S4101-158

Phoenix, AZ 85003

Attention: Daniel Barkosky

and to Trustor at its address set forth at the signature lines below, or at such other address as either party shall designate by written notice to the other party in accordance with the provisions hereof. Trustee’s address is Wells Fargo Financial National Bank, c/o Wells Fargo Bank, MAC- S4101-158, 100 W. Washington Street, 15th Floor, Phoenix, AZ 85003.

6.5 Successors; Assignment. This Deed of Trust shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto; provided however, that this Section does not waive the provisions of the Section hereof entitled Due on Sale or Encumbrance. Beneficiary reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Beneficiary’s rights and benefits under the Note, any and all other Secured Obligations and this Deed of Trust. In connection therewith, Beneficiary may disclose all documents and information which Beneficiary now has or hereafter acquires relating to the Subject Property, all or any of the Secured Obligations and/or Trustor and, as applicable, any partners, joint venturers or members of Trustor, whether furnished by any Trustor or otherwise.

6.6 Rules of Construction. (a) When appropriate based on the identity of the parties or other circumstances, the masculine gender includes the feminine or neuter or both, and the singular number includes the plural; (b) the term “Subject Property” means all and any part of or interest in the Subject Property; (c) all Section headings herein are for convenience of reference only, are not a part of this Deed of Trust, and shall be disregarded in the interpretation of any portion of this Deed of Trust; (d) if more than one person or entity has executed this Deed of Trust as “Trustor,” the obligations of all such Trustors hereunder shall be joint and several; and (e) all terms of Exhibit A, and each other exhibit and/or rider attached hereto and recorded herewith, are hereby incorporated into this Deed of Trust by this reference.

6.7 Severability of Provisions. If any provision of this Deed of Trust shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Deed of Trust.

6.8 Recourse to Separate Property. Any married person who executes this Deed of Trust as a Trustor and who is obligated under any Secured Obligation agrees that any money judgment which Beneficiary or Trustee obtains pursuant to the terms of this Deed of Trust or any other obligation of that married person secured by this Deed of Trust may be collected by execution upon that person’s separate property, as well as all marital property.

6.9 Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Arizona.

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the date first set forth above.

TRUSTOR	ADDRESS

SCHUFF STEEL COMPANY, a Delaware corporation	1841 W. Buchanan Street Phoenix, Arizona 85007

By:
Name:
Title:

STATE OF ARIZONA	)
	)	SS
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of             , 2014 by                                         , the                                          of Schuff Steel Company, a Delaware corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

EXHIBIT A

(Description of Property)

SCHEDULE B

1.	Schuff International, Inc., a Delaware corporation

2.	Schuff Steel Company, a Delaware corporation

3.	Schuff Steel-Atlantic, LLC, a Florida limited liability company

4.	Quincy Joist Company, a Delaware corporation

5.	Schuff Steel-Gulf Coast, Inc., a Delaware corporation

6.	On-Time Steel Management Holding, Inc., a Delaware corporation

7.	Schuff Holding Co., a Delaware corporation

8.	Addison Structural Services, Inc., a Florida corporation

9.	Schuff Steel Management Company-Southeast L.L.C., a Delaware limited liability company

10.	Schuff Steel Management Company-Colorado, L.L.C., a Delaware limited liability company

11.	Schuff Steel Management Company-Southwest, Inc., a Delaware corporation

12.	Schuff Premier Services LLC, a Delaware limited liability company